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                                                                  Exhibit 99.2

PREMIER B2B INTERNET SERVICES DRIVE RECORD FOURTH-QUARTER, YEAR-END RESULTS FOR
                                 WHITTMAN-HART
   Strategic Business Accomplishments in 1999 Enable Vision for Comprehensive
                     Supplier-to-Consumer Digital Solutions


CHICAGO (January 24, 2000) Whittman-Hart, Inc. (NASDAQ: WHIT), a leading provider of enterprise e-Business solutions, today reported record revenues and net income for the fourth quarter and year ended December 31, 1999, marking 15 consecutive quarters of record results.

Fourth-quarter revenues increased 34 percent to $133.0 million from $99.6 million for the same period last year. Before acquisitions, fourth-quarter revenues climbed 7 percent to $129.3 million from $121.2 million for the previous quarter. Net income, before costs associated with the acquisition of Four Points Digital LLC and amortization of goodwill associated with the purchase of Fulcrum Solutions Ltd., rose 50 percent to $10.9 million or 16 cents per share from $7.3 million or 12 cents per share during the fourth quarter of 1998. Costs associated with the acquisition include business-combination charges and related tax effects. Net income after these costs climbed 15 percent to $8.4 million from $7.3 million for the previous period. All earnings-per-share figures were calculated on a fully diluted basis.

For the year, revenues rose 44 percent to $480.9 million from $333.5 million in 1998. Net income, before costs associated with acquisitions and amortization of goodwill, increased 65 percent to $36.7 million or 57 cents per share from $22.3 million or 39 cents per share. Net income after these costs climbed 45 percent to $30.3 million or 47 cents per share from $20.8 million or 36 cents per share

Performance Highlights

"Our record fourth-quarter results capped a tremendous year for Whittman-Hart," said Robert Bernard, Whittman-Hart Chairman and Chief Executive Officer.


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"Clearly, the highlight of the quarter was the December announcement of our intended merger with USWeb/CKS, which will create the largest pure-play Internet professional services firm in the world."

Bernard said the proposed merger with USWeb/CKS was made possible by a series of strategic business accomplishments earlier in the year that established Whittman-Hart as one of the preeminent business-to-business Internet solutions providers. He grouped those accomplishments into four categories: enhanced services offerings, geographic expansion, business partner alliances and operational excellence.

Enhanced Service Offerings

"Our newly launched brand identity clearly emphasized Whittman-Hart's B2B expertise and positioned us as a leading provider of digital solutions that span the enterprise," Bernard said. "And we further expanded our reach in the marketplace through our comprehensive business hosting solutions offering, which is yet another way for Whittman-Hart to help clients focus on growing their business while we manage their technology environment. Our offering includes strategic alliances with Exodus Communications, APAC Customer Services and Remedy Corp. for Web site hosting, customer call center and help desk services."

Geographic Expansion

"Our acquisition of Fulcrum Solutions more than doubled our European presence and added a new office in Edinburgh, Scotland, making Whittman-Hart one of the U.K'.s leading e-Business solutions providers. By acquiring Waterfield Technology Group, POV Partners, BALR Corporation and Four Points Digital, we strengthened our e-Commerce, digital strategy and creative marketing capabilities and accelerated the growth of our branch network with new offices in Charlotte and Phoenix."

Bernard also cited the openings of Whittman-Hart's branch offices in St. Louis, Pittsburgh and Manchester, England.

Business Partner Alliances

"Novell's $100 million investment in Whittman-Hart enhances our ability to deliver secure, manageable e-Business solutions that span the enterprise to clients. In addition, our strategic alliance with Novell allows us to train more than 600 consultants on Novell Directory Services (NDS) and develop customized NDS solutions that integrate with leading e-Business applications such as supply chain management and customer relationship management (CRM)."

Similarly, Bernard noted, Whittman-Hart's expanded relationship with IBM allows the Company to train 100 consultants on IBM's e-Business and security solutions and develop enterprise-wide solutions that incorporate its products.

Whittman-Hart also is developing Internet-based CRM solutions through its new strategic alliance with Onyx Software Corporation.

Operational Excellence

Bernard emphasized the Web-enablement of the Whittman-Hart Institute of Strategic Education (WHISE), which gives employees around-the-clock access to countless learning and career-development opportunities, and the rollout of Whittman-Hart's new internal business systems, which will streamline and enhance the Company's operating processes.

Outlook

"Doing business in the digital economy is like playing a game of chess. In the '90s, companies were satisfied with five or six moves creating a Web site and hoping that it would generate revenue. That's a losing proposition because it's too internally focused. It does not involve customers and suppliers," Bernard


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said. "The rules have changed, and companies have been thrust into the middle of a new, complex global game. Whittman-Hart clients realize it is critical to see the entire chessboard so they can make the right moves for their business and anticipate the moves of their competitors.

"To win in the Internet Century, companies need digital solutions that reach from the supplier to the customer. They must be willing to make 50 or 60 moves and think multi-dimensionally, to take risks and architect a strategy that integrates the entire value chain," he added. "Our proposed merger with USWeb/CKS will bring all of the pieces together and give companies the ability to create visionary products and services, market them using entirely new channels, and deliver highly personalized service based on their customers' needs.

"The new company we build will have the scale and expertise to provide comprehensive, supplier-to-consumer digital solutions. We will help companies with a clear vision and the courage to transform their business succeed in the new economy," Bernard concluded.

Whittman-Hart intends to mail the joint proxy relating to its intended merger with USWeb/CKS on or about January 28, 2000, to its shareholders. In connection with the intended merger, Whittman-Hart will call a special meeting of its shareholders on or about February 28, 2000.

About Whittman-Hart

Headquartered in Chicago, Whittman-Hart helps clients improve marketplace performance by creating the essential connections between business and technology. In 1999, FORTUNE ranked Whittman-Hart as one of America's Fastest-Growing Companies. In 1998 and 1997, Forbes named Whittman-Hart one of the 200 Best Small Companies in America. In 1998, Standard & Poor's added the Company to its S&P SmallCap 600 Index. Whittman-Hart has approximately 4,100 employees in 23 branch offices throughout the United States and the United Kingdom. Whittman-Hart recently announced its intention to merge with USWeb/CKS. Its Web site is www.whittman-hart.com.

Safe Harbor Provision

Statements in this report that are not strictly historical are "forward-looking" statements, which are subject to risk and uncertainty. Factors that could cause actual results to differ materially include but are not limited to: competition, acquisitions, attracting and retaining highly skilled employees, managing risks associated with client projects as well as other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its prospectus and 10Q filings.

                                     # # #





Financial contact:
Dean Dranias
Investor Relations Manager
Whittman-Hart, Inc.
(312) 602-6155
dean.dranias@whittman-hart.com

Media contact:
Laura Field                              Marni Gordon
Director of Corporate Communications     Vice President
Whittman-Hart, Inc.                      Edelman Public Relations
(312) 913-3052                           (312) 240-2633
laura.field@whittman-hart.com            mpgordon@edelman.com